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                                                                    EXHIBIT 99.5

                                          December 20, 2002

Board of Directors
HSBC Holdings plc
8 Canada Square
London E14 5HQ
England

To the Board of Directors:

     I hereby consent to being named as a person about to become a director of HSBC Holdings plc ("HSBC"), in connection with the consummation of the merger (the "Merger") of Household International, Inc. ("Household") with and into H2 Acquisition Corporation, a wholly-owned subsidiary of HSBC ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of November 14, 2002, by and among HSBC, Household and Merger Sub, in the Registration Statement on Form F-4 filed by HSBC with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                          Sincerely,

                                          /s/ WILLIAM F. ALDINGER

                                          William F. Aldinger